Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 2021, with respect to the consolidated financial statements of Wakefield Investment Holdings LLC incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Arbor Realty Trust, Inc. for the registration of $165,000,000 aggregate principal amount of 5.00% Senior Notes.

/s/ Richey, May & Co., LLP

Englewood, Colorado

June 28, 2021